Smart Online, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2006
(unaudited)

	Consolidated	Pro forma	Pro Forma
	June 30, 2006	Adjustments (a)
Assets
CURRENT ASSETS
Cash and Cash Equivalents	$853,129	600,000	$1,453,129
Restricted Cash	426,699		426,699
Accounts Receivable, Net	358,568	51,429	409,997
Other Accounts Receivable	70,481	(61,136)	9,345
Prepaid Expenses	217,228	(4,924)	212,304
Total Current Assets	$1,926,105	$585,369	$2,511,474
PROPERTY AND EQUIPMENT, Net	$596,792	(400,000)	$196,792
INTANGIBLE ASSETS, Net	$10,539,148	(1,062,979)	$9,476,169
OTHER ASSETS	$268,730	(230,690)	$38,040
TOTAL ASSETS	$13,330,775		$12,222,475
Liabilities and Stockholders’ Equity
CURRENT LIABILITIES
Accounts Payable	$1,194,550		$1,194,550
Short-term Portion of Capital Lease	9,867	(9,867)	—
Short-term Portion of Subscription Financing Payable	883,987	(883,987)	-
Accrued Registration Rights Penalty	359,258		359,258
Current Portion of Notes Payable	3,280,712	(125,000)	3,155,712
Accrued Liabilities	128,975		128,975
Deferred Revenue	586,742	(12,050)	574,692
Total Current Liabilities	$6,444,091	(1,030,904)	$5,413,187
LONG-TERM LIABILITIES
Long-term Portion of Notes Payable	$218,117		$218,117
Subscription Financing Payable	659,736	(659,736)	—
Deferred Revenue	54,883		54,883
Total Long-term Liabilities	$932,736	(659,736)	$273,000
Total Liabilities	$7,376,827	(1,690,640)	$5,686,187
STOCKHOLDERS’ EQUITY
Common Stock, $.001 Par Value, 45,000,000
Shares Authorized, Shares Issued and
Outstanding:	$15,804		$15,804
Additional Paid-in Capital	$59,891,034		$59,891,034
Accumulated Deficit	$(53,952,890)	582,340	$(53,370,550)
Total Stockholders’ Equity	$5,953,948	582,340	$6,536,288
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,330,775		$12,222,475

Smart Online, Inc.
Pro Forma Consolidated Statement of Operations
Six Months Ended June 30, 2006
(unaudited)

	As Reported	Pro Forma	Pro Forma
	June 30, 2006	Adjustments (b)
REVENUES
Subscription Fees	$1,924,032	$(877,264)	$1,046,768
Professional Services Fees	862,325	(60,624)	801,701
Integration Fees	176,410		176,410
Syndication Fees	126,267		126,267
OEM Revenue	18,000		18,000
Other Revenues	118,957	(96,645)	22,312

Total Revenues	$3,225,991	$(1,034,533)	$2,191,458
COST OF REVENUES	$678,407	$(497,204)	$181,203

GROSS PROFIT	$2,547,584	$(537,329)	$2,010,255
OPERATING EXPENSES
General and Administrative	$4,003,323	$(374,225)	$3,629,098
Sales and Marketing	610,472	(78,559)	531,913
Research and Development	1,014,646	(191,446)	823,200

Total Operating Expenses	$5,628,441	$(644,230)	$4,984,211
LOSS FROM OPERATIONS	$(3,080,857)	$106,901	$(2,973,956)
OTHER INCOME (EXPENSE):
Interest Income (Expense), Net	$(228,292)	$89,235	$(139,057)
Takeback of Investor Relations Shares	1,562,500		1,562,500
Write-off of Investment	(25,000)		(25,000)
Gain on Debt Forgiveness	144,351		144,351

Total Other Income (Expense)	$1,453,559	89,235	$1,542,794
NET LOSS	$(1,627,298)	$196,135	$(1,431,163)
Net Loss Attributed to Common Stockholders	$(1,627,298)	196,135	$(1,431,163)
NET LOSS PER SHARE:
Net loss attributed to common
stockholders-Basic and Diluted	$(0.11)		$(0.10)
SHARES USED IN COMPUTING NET LOSS
PER SHARE
Basis and Diluted	15,052,205		15,052,205

Smart Online, Inc.
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2005

	As Reported	Pro Forma	Pro Forma
	December 31, 2005	Adjustments (b)
REVENUES
Subscription Fees	$914,674	$(446,053)	$468,621
Professional Services Fees	435,486	(33,809)	401,677
Integration Fees	798,178		798,178
Syndication Fees	402,847		402,847
OEM Revenue	48,000		48,000
Other Revenues	102,791	(66,689)	36,102

Total Revenues	$2,701,976	$(546,551)	$2,155,425
COST OF REVENUES	$400,822	$(245,930)	$154,892

GROSS PROFIT	$2,301,154	$(300,621)	$2,000,533

OPERATING EXPENSES:
General and Administrative	$15,208,546	$(169,983)	$15,038,563
Sales and Marketing	1,422,345	(36,326)	1,386,019
Research and Development	1,737,092	(87,135)	1,649,957

Total Operating Expenses	$18,367,983	$(293,444)	$18,074,539
LOSS FROM OPERATIONS	$(16,066,829)	$(7,177)	$(16,074,006)

OTHER INCOME (EXPENSE):			—
Interest Expense	$(80,414)	$42,912	(37,502)
Gain on Debt Forgiveness	556,215		556,215
Gain on Sale of Investment	419		419

Total Other Income	$476,220	42,912	$519,132
NET LOSS	$(15,590,609)	$35,735	$(15,554,874)
Loss Attributed to Common Stockholders	$(15,590,609)	$35,735	$(15,554,874)

NET LOSS PER SHARE:
Net loss Attributed to Common Stockholders
Basic and Diluted	$(1.20)		$(1.20)
SHARES USED IN COMPUTING NET LOSS

PER SHARE:
Basic and Diluted	12,960,006		12,960,006

Notes to Pro Forma Financial Statements

The pro forma balance sheet of Smart Online, Inc. presents our balance sheet as it would have appeared if the asset purchase agreement dated September 29, 2006 by and between Smart Online, Inc., Smart CRM, Inc. and Alliance Technologies, Inc. (the “Agreement”) had closed on June 30, 2006. For the purpose of the pro formas, the assumption is made that the terms of the acquisition would have been identical as applied to the asset and liability balances at June 30, 2006.

(a) The removal of the property, plant & equipment, intangible assets, accounts receivable, prepaid expenses and other assets as well as the removal of the assumed liabilities related to the Agreement.

Consideration Paid / Liabilities Assumed
Cash	600,000
Factor Debt S/T	883,987
Factor Debt L/T	659,736
Floor Plan Note	125,000
Capital Lease Assumption	9,867
Deferred Revenue	12,050

		2,290,640
Assets Sold
A/R	(51,429)
Other A/R	61,136
Prepaid Expenses	4,924
P,P&E, net	400,000
Intangibles, net	1,062,979
Other Assets	230,690

		1,708,300
Gain on Sale		582,340

The pro forma statements of operation present our results of operations as they would have appeared if the operations related to the assets sold under the Agreement had not been included in the periods presented.

(b)	The operations of Smart CRM, Inc. have been removed as if the transaction occurred on the first day of the reported period.

The pro forma financial information is not necessarily indicative of the actual results which would have occurred if the transaction had occurred on the date indicated or of any results which may occur in the future.